Exhibit 99.1

Albemarle Announces New Operating Structure to Increase Agility, Drive Cost Efficiencies and Maintain Long-Term Competitiveness

Decision marks next step in comprehensive review of cost and operating structure

CHARLOTTE, N.C., Oct. 7, 2024 – Albemarle Corporation (NYSE: ALB), a global leader in providing essential elements for mobility, energy, connectivity and health, today announced the company’s new operating structure to adapt to dynamic market conditions.
Albemarle’s operating structure will transition from two core global business units – Energy Storage and Specialties – to a fully integrated functional model designed to increase agility, deliver significant cost savings and maintain long-term competitiveness. The move is the next step in the company’s comprehensive review of its cost and operating structure.
As part of this change, effective Nov. 1:
•Specialties Business President Netha Johnson will become chief operations officer and continues to report to Chairman and CEO Kent Masters. In this role, he will lead global manufacturing, research and technology, capital projects and process chemistry execution. Johnson joined Albemarle in 2018 and has more than 25 years of experience in global manufacturing, leadership and general management.

•Energy Storage Business President Eric Norris will become chief commercial officer and continues to report to Masters. In this role, he will oversee enterprise product management, sales and commercial excellence. Norris joined Albemarle in 2018 and has more than 25 years of experience in strategy, corporate development and general management.

“The long-term growth potential of our industry is significant, and this structure enables Albemarle to take greater advantage of our world-class resources, global conversion network and process chemistry expertise while driving to a lower-cost structure,” said Masters. “As our industry evolves, our new operating structure is designed to flex with the complexities of our markets, improve customer centricity and cost-effectively strengthen our core capabilities to maintain our leadership position.”

In addition, the following leaders will report to Masters:
•Melissa Anderson will become chief transformation officer, effective Nov. 1, which reflects her current oversight of people, strategy and transformation.
•Stacy Grant will become general counsel, corporate secretary and chief compliance officer, effective immediately, and succeeds Kristin Coleman, who is leaving the company. Grant joined Albemarle in 2023 and previously served as vice president & deputy general counsel, global corporate affairs.
•Cynthia Lima remains chief external affairs and communications officer and will add oversight responsibility for product stewardship.
•Mark Mummert will become chief capital, resources and integrated supply chain officer, effective Nov. 1, which includes expanded responsibility for resources, joint venture management, customer service and operational excellence.
•Neal Sheorey remains chief financial officer and will add oversight responsibilities for information technology, global business services and real estate.

•Michael Simmons remains president of Ketjen, a wholly owned subsidiary.
Albemarle will continue to report results across its three existing operating segments: Energy Storage, Specialties and Ketjen. During a conference call to discuss its third-quarter 2024 results, Albemarle will provide a further update on its cost and operating structure, including estimated financial impacts. The call is scheduled for Nov. 7 at 8 a.m. ET.
About Albemarle
Albemarle Corporation (NYSE: ALB) leads the world in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. We partner to pioneer new ways to move, power, connect and protect with people and planet in mind. A reliable and high-quality global supply of lithium and bromine allows us to deliver advanced solutions for our customers. Learn more about how the people of Albemarle are enabling a more resilient world at Albemarle.com, LinkedIn and on X (formerly known as Twitter) @AlbemarleCorp.

Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, U.S. Securities and Exchange Commission filings and other information regarding the company, its businesses and the markets it serves.

Forward-Looking Statements
This press release contains statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future, which constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated, often contain words such as "anticipate," "believe," "could," "estimate," "expect," "focus," "intend," "may," "should," "would," "will" and variations of such words and similar expressions. Forward-looking statements may include, without limitation, statements regarding future or expected: operating structure, cost savings, long-term competitiveness, industry growth potential, market conditions, and all other information relating to matters that are not historical facts. Factors that could cause our actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; adverse changes in liquidity or financial or operating performance; fluctuations in lithium market prices, and the other factors detailed from time to time in the reports we file with the U.S. Securities and Exchange Commission, including those described under "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contact: Peter Smolowitz, +1 (980) 308-6310, media@albemarle.com
Investor Relations Contact: +1 (980) 299-5700, invest@albemarle.com